 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2020, TechPrecision Corporation (the “Company”), through its wholly owned subsidiary Ranor, Inc. (“Ranor”), entered into a Fourth Modification to Loan Agreement and First Modification and Allonge to Amended and Restated Promissory Note (the “Modification”) with Berkshire Bank (“Berkshire”). The Modification amends and modifies the Loan Agreement between Ranor and Berkshire dated December 20, 2016, as amended by the First Modification to Loan Agreement dated June 6, 2018, the Second Modification to Loan Agreement and First Modification and Allonge to Promissory Note dated December 19, 2018 and the Third Modification to Loan Agreement dated December 23, 2019 (as amended, the “Loan Agreement”). The Modification also amends the Amended and Restated Promissory Note dated December 23, 2019 (the “Line of Credit Note”) made by Ranor in favor of Berkshire in the stated principal amount of $3,000,000. Under the terms of the Loan Agreement and the Line of Credit Note, Ranor borrowed $2.85 million under the term loan facility (the “Term Loan”) and was entitled to borrow up to $3,000,000 on a revolving basis (the “Revolver Loan”). As of the date of the Modification, there was approximately $2.5 million in remaining principal outstanding under the Term Loan and were no amounts outstanding under the Revolver Loan.

Under the Modification, Ranor and Berkshire agreed to revise the minimum interest rate payable on the Revolver Loan. Under the Line of Credit Note, the Company can elect to pay interest at an adjusted LIBOR-based rate or an “Adjusted Prime Rate.” Under the Modification, the minimum adjusted LIBOR-based rate is 2.75% and the “Adjusted Prime Rate” is the greater of (i) the Prime Rate minus 70 basis points or (ii) 2.75%. Interest-only payments on advances made under the Revolver Loan will continue to be payable monthly in arrears. The maturity date of the Revolver Loan was also extended to December 20, 2022. All other material terms of the Loan Agreement and Line of Credit Note were unchanged.

Other than in respect of the Loan Agreement, the promissory notes made thereunder and the related security documents, there is no material relationship between Ranor or the Company, on the one hand, and Berkshire, on the other hand. The description of the Modification is qualified in its entirety by reference to the full text of the Modification, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Fourth Modification to Loan Agreement and First Modification and Allonge to Amended and Restated Promissory Note, dated December 18, 2020, between Ranor, Inc. and Berkshire Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: December 21, 2020	By:	/s/ Thomas Sammons
	Name:	Thomas Sammons
	Title:	Chief Financial Officer